UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): January 28, 2005

Rock-Tenn Company

(Exact name of registrant as specified in its charter)

Georgia	0-23340	62-0342590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Thrasher Street, Norcross, Georgia (Address of principal executive offices)	30071 (Zip Code)

(770) 448-2193
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As we previously described in the definitive Proxy Statement that we filed on December 23, 2004 (which we refer to as the “Proxy Statement”), with the Securities and Exchange Commission, in October 2004, our board of directors delegated to our compensation and options committee the authority to adopt the Rock-Tenn Company 2004 Incentive Stock Plan (which we refer to as the “2004 Incentive Stock Plan”) and directed that the compensation and options committee submit the 2004 Incentive Stock Plan to our shareholders for approval. In December 2004, our compensation and options committee approved and adopted the 2004 Incentive Stock Plan, and we submitted the 2004 Incentive Stock Plan to our shareholders at the annual meeting of the shareholders held on January 28, 2005 (which we refer to as the “annual meeting”). On January 28, 2005, our shareholders adopted and approved the 2004 Incentive Stock Plan and, as a result, the 2004 Incentive Stock Plan became effective by its terms.

A description of the 2004 Incentive Stock Plan is included in the Proxy Statement under the heading “Adoption and Approval of the 2004 Incentive Stock Plan (Item 2)” which section is incorporated herein by reference. A copy of this section is attached hereto as Exhibit 99.1.

A copy of the 2004 Incentive Stock Plan is attached hereto as Exhibit 10.1 and hereby incorporated herein.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

             10.1           2004 Incentive Stock Plan

             99.1           Excerpt from the Proxy Statement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK-TENN COMPANY
(Registrant)

Date: February 3, 2005	By:	/s/ Steven C. Voorhees

Steven C. Voorhees
Executive Vice-President and Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer and duly authorized officer)

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INDEX TO EXHIBITS

Exhibit Number and Description

10.1           2004 Incentive Stock Plan

99.1           Excerpt from the Proxy Statement

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